Exhibit 99.3

AGREEMENT BY AND BETWEEN
The Adams National Bank
Washington, D.C.
and
The Comptroller of the Currency

The Adams National Bank, Washington, D.C. (“Bank”), and the Comptroller of the Currency of the United States of America (“Comptroller”) wish to protect the interests of the depositors, other customers, and shareholders of the Bank, and, toward that end, wish the Bank to operate safely and soundly and in accordance with all applicable laws, rules and regulations.

The Comptroller has found unsafe and unsound banking practices relating to the level of credit risk and the administration of the loan portfolio, and violations of credit-related laws and regulations at the Bank.

In consideration of the above premises, it is agreed, between the Bank, by and through its duly elected and acting Board of Directors (“Board”), and the Comptroller, through his authorized representative, that the Bank shall operate at all times in compliance with the articles of this Agreement.

ARTICLE I

JURISDICTION

(1) This Agreement shall be construed to be a “written agreement entered into with the agency” within the meaning of 12 U.S.C. § 1818(b)(1).

(2) This Agreement shall be construed to be a “written agreement between such depository institution and such agency” within the meaning of 12 U.S.C. § 1818(e)(1) and 12 U.S.C. § 1818(i)(2).

(3) This Agreement shall be construed to be a “formal written agreement” within the meaning of 12 C.F.R. § 5.51(c)(6)(ii). See 12 U.S.C. § 1831i.

(4) This Agreement shall be construed to be a “written agreement” within the meaning of 12 U.S.C. § 1818(u)(1)(A).

(5) This Agreement shall cause the Bank to be designated as in “troubled condition,” as set forth in 12 C.F.R. § 5.51(c)(6), unless otherwise informed in writing by the Comptroller. In addition, this Agreement shall cause the Bank not to be designated as an “eligible bank” for purposes of 12 C.F.R. § 5.3(g), unless otherwise informed in writing by the Comptroller.

(6) All reports or plans which the Bank or Board has agreed to submit to the Assistant Deputy Comptroller pursuant to this Agreement shall be forwarded to:

Maryann H. Kennedy
Assistant Deputy Comptroller
Washington, D.C., Metro Satellite Office
395 E Street, SW, Suite 850
Washington, DC 20024

ARTICLE II

COMPLIANCE COMMITTEE

(1) Within thirty (30) days of the date of this Agreement, the Board shall appoint a Compliance Committee of at least five (5) directors, of which no more than one (1) shall be an employee or controlling shareholder of the Bank or any of its affiliates (as the term “affiliate” is defined in 12 U.S.C. § 371c(b)(1)), or a family member of any such person. Upon appointment, the names of the members of the Compliance Committee and, in the event of a change of the membership, the name of any new member shall be submitted in writing to the Assistant Deputy Comptroller. The Compliance Committee shall be responsible for monitoring and coordinating the Bank’s adherence to the provisions of this Agreement.

(2) The Compliance Committee shall meet at least monthly.

(3) Within thirty (30) days of the date of this Agreement and every quarter thereafter, the Compliance Committee shall submit a written progress report to the Board setting forth in detail:

(a)	a description of the action needed to achieve full compliance with each Article of this Agreement;

(b)	actions taken to comply with each Article of this Agreement; and

(c)	the results and status of those actions.

(4) The Board shall forward a copy of the Compliance Committee’s report, with any additional comments by the Board, to the Assistant Deputy Comptroller within ten (10) days of receiving such report.

ARTICLE III

BOARD TO ENSURE COMPETENT MANAGEMENT

(1)           Within thirty (30) days, the Board shall ensure that the Bank has competent management in place on a full-time basis in its Chief Executive Officer/President; Senior Loan Officer; and Credit Policy Officer positions to carry out the Board’s policies, ensure compliance with this Agreement, applicable laws, rules and regulations, and manage the day-to-day operations of the Bank in a safe and sound manner.

(2)           Within thirty (30) days, the Board shall review the capabilities of the Bank’s management to perform present and anticipated duties and the Board will determine whether management changes will be made, including the need for additions to or deletions from current management.

(3)           For incumbent officers in the positions mentioned in Paragraph (1) of this Article, the Board shall within thirty (30) days assess each of these officers’ experience, other qualifications and performance compared to the position’s description, duties and responsibilities.

(4)           If the Board determines that an officer will continue in his/her position but that the officer’s depth of skills needs improvement, the Board will within fifteen (15) days develop and implement a written program, with specific time frames, to improve the officer’s supervision and management of the Bank. At a minimum the written program shall include:

(a)	an education program designed to ensure that the officer has skills and abilities necessary to supervise effectively;

(b)	a program to improve the effectiveness of the officer;

(c)	objectives by which the officer’s effectiveness will be measured; and

(d)	a performance appraisal program for evaluating performance according to the position’s description and responsibilities and for measuring performance against the Bank’s goals and objectives.

Upon completion, a copy of the written program shall be submitted to the Assistant Deputy Comptroller.

(5)           If a position mentioned in Paragraph (1) of this Article is vacant now or in the future, including if the Board realigns an existing officer’s responsibilities and a position mentioned in Paragraph (1) of this Article becomes vacant, the Board shall within thirty (30) days of such vacancy appoint a capable person to the vacant position who shall be vested with sufficient executive authority to ensure the Bank’s compliance with this Agreement and the safe and sound operation of functions within the scope of that position’s responsibility.

(6)           Prior to the appointment of any individual to an executive officer position, the Board shall submit to the Assistant Deputy Comptroller the following information:

(a)
the information sought in the “Changes in Directors and Senior Executive Officers” and “Background Investigations” booklets of the Comptroller’s Licensing Manual, together with a legible fingerprint card for the proposed individual;

(b)	a written statement of the Board’s reasons for selecting the proposed officer; and

(c)	a written description of the proposed officer’s duties and responsibilities.

(7)           The Assistant Deputy Comptroller shall have the power to disapprove the appointment of the proposed new officer. However, the lack of disapproval of such individual shall not constitute an approval or endorsement of the proposed officer.

(8)           The requirement to submit information and the prior disapproval provisions of this Article are based on the authority of 12 U.S.C. § 1818(b)(6)(E) and do not require the Comptroller to complete his/her review and act on any such information or authority within ninety (90) days.

ARTICLE IV

CAPITAL PLAN AND HIGHER MINIMUMS

(1) The Bank shall achieve by October 31, 2008 and thereafter maintain the following capital levels (as defined in 12 C.F.R. Part 3):

(a)           Total risk based capital equal to twelve percent (12%) of risk-weighted assets;

(b)
Tier 1 capital at least equal to eleven percent (11%) of risk-weighted assets (Adjusted total assets is defined in 12 C.F.R. § 3.2(a) as the average total asset figure used for Call Report purposes minus end-of-quarter intangible assets);

(c)           Tier 1 capital at least equal to nine percent (9%) of adjusted total assets.

(2) The requirement in this Agreement to meet and maintain a specific capital level means that the Bank may not be deemed to be “well capitalized” for purposes of 12 U.S.C. § 1831o and 12 C.F.R. Part 6 pursuant to 12 C.F.R. § 6.4(b)(1)(iv).

(3) Within sixty (60) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a three year capital program. The program shall include:

(a)	specific plans for the maintenance of adequate capital that may in no event be less than the requirements of paragraph (1);

(b)	projections for growth and capital requirements based upon a detailed analysis of the Bank’s assets, liabilities, earnings, fixed assets, and off-balance sheet activities;

(c)           projections of the sources and timing of additional capital to meet the Bank’s current and future needs;

(d)           the primary source(s) from which the Bank will strengthen its capital structure to meet the Bank’s needs;

(e)	contingency plans that identify alternative methods should the primary source(s) under (d) above not be available; and

(f)           a dividend policy that permits the declaration of a dividend only:

(i)	when the Bank is in compliance with its approved capital program and will remain in compliance with its approved capital program and paragraph (1) of this Article immediately following the payment of any dividend;

(ii)	when the Bank is in compliance with 12 U.S.C. §§ 56 and 60; and

(iii)
with the prior written determination of no supervisory objection by the Assistant Deputy Comptroller. Upon receiving a determination of no supervisory objection from the Assistant Deputy Comptroller, the Bank shall implement and adhere to the dividend policy.

(4) Upon completion, the Bank’s capital program shall be submitted to the Assistant Deputy Comptroller for prior written determination of no supervisory objection. Upon receiving a determination of no supervisory objection from the Assistant Deputy Comptroller, the Bank shall implement and adhere to the capital program. The Board shall review and update the Bank’s capital program on an annual basis, or more frequently if necessary. Copies of the reviews and updates shall be submitted to the Assistant Deputy Comptroller.

(5) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.

ARTICLE V

ALLOWANCE FOR LOAN AND LEASE LOSSES

(1) Within thirty (30) days but no later than September 30, 2008, the Board shall make a provision to the Bank’s Allowance for Loan and Lease Losses (“ALLL” or “Allowance”) in the amount detailed in the Report of Examination (“ROE”) dated March 31, 2008.

(2) Within ninety (90) days, the Board shall adopt, implement, and thereafter ensure adherence to written policies and procedures for maintaining an adequate Allowance for Loan and Lease Losses (“ALLL”) in accordance with generally accepted accounting principles. The ALLL policies and procedures shall be consistent with the guidance set forth in the Federal Financial Institutions Examination Council’s “Interagency Policy Statement on the Allowance for Loan and Lease Losses” dated December 13, 2006 (OCC Bulletin 2006-47), and shall at a minimum include:

(a)	maintaining directional consistency of ALLL level relative to credit risk inherent in the loan portfolio measured by but not limited to the following factors:

(i)	registered and forecasted loan growth;

(ii)	level and trend of delinquent loans;

(iii)	level and trend of non-performing assets;

(iv)	level and trend of classified assets;

(v)	level and trend of criticized loans and loans internally rated as pass-watch;

(vi)	level and trend of policy exceptions;

(vii)	impact on credit risk management systems from staff changes

(b)	results of the Bank’s internal loan review;

(c)	results of the Bank’s external loan review;

(d)	an estimate of inherent loss exposure on each significant credit consistent with the Financial Accounting Standards Board (FASB) 114 impairment analysis;

(e)	an estimate of inherent loss on homogenous loan pools with similar risk characteristics consistent with FASB 5;

(f)	loan loss experience;

(g)	concentrations of credit in the Bank consistent with the segmentation and analysis required in Article V, Concentrations of Credit;

(h)	present and prospective economic conditions; and

(i)	periodic validation of the ALLL methodology.

(3) The program shall provide for a review of the Allowance by the Board at least once each calendar quarter. Any deficiency in the Allowance shall be remedied in the quarter it is discovered, prior to the filing of the Consolidated Reports of Condition and Income, by additional provisions from earnings. Written documentation shall be maintained indicating the factors considered and conclusions reached by the Board in determining the adequacy of the Allowance.

(4) A copy of the Board’s program shall be submitted to the Assistant Deputy Comptroller for review and prior written determination of no supervisory objection. Upon receiving a written determination of no supervisory objection from the Assistant Deputy Comptroller, the Bank shall implement and adhere to the program.

(5) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.

ARTICLE VI

CONCENTRATIONS OF CREDIT

(1) Within ninety (90) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to a written asset diversification program consistent with OCC Bulletin 2006-46, Guidance on Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices. The program shall include, but not be limited to, the following:

(a)	a review of the balance sheet to identify any concentrations of credit which must include a meaningful segmentation of concentrations considering appropriate risk characteristics such as:

(i)	product or property type;

(ii)	geographic location; or

(iii)	industry.

(b)	a written analysis of any concentration of credit identified above in order to identify and assess the inherent credit, liquidity, and interest rate risk;

(c)	policies and procedures to control and monitor concentrations of credit;

(d)	periodic concentration reports to the Board that clearly measures level and trend of concentrations and

(e)	an action plan approved by the Board to reduce the risk of any concentration deemed imprudent in the above analysis.

(2) For purposes of this Article, a concentration of credit is as defined in the “Loan Portfolio Management” booklet of the Comptroller’s Handbook.

(3) The Board shall ensure that future concentrations of credit are subjected to the analysis required by subparagraph (b) and that the analysis demonstrate that the concentration will not subject the Bank to undue credit, liquidity or interest rate risk.

(4) The Board shall forward a copy of any analysis performed on existing or potential concentrations of credit to the Assistant Deputy Comptroller immediately following the review.

(5) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.

ARTICLE VII

CRITICIZED ASSETS

(1) The Bank shall take immediate and continuing action to protect its interest in those assets criticized in the ROE dated March 31, 2008, in any subsequent Report of Examination, by internal or external loan review, or in any list provided to management by the National Bank Examiners during any examination.

(2) Within sixty (60) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to a written program designed to eliminate the basis of criticism of assets criticized in the ROE dated March 31, 2008, in any subsequent Report of Examination, or by any internal or external loan review, or in any list provided to management by the National Bank Examiners during any examination as “doubtful,” “substandard,” or “special mention.” This program shall include, at a minimum:

(a)	an identification of the expected sources of repayment;

(b)	the appraised value of supporting collateral and the position of the Bank’s lien on such collateral where applicable;

(c)	an analysis of current and satisfactory credit information, including cash flow analysis where loans are to be repaid from operations; and

(d)	the proposed action to eliminate the basis of criticism and the time frame for its accomplishment.

(3) Upon adoption, a copy of the program for all criticized assets equal to or exceeding one hundred fifty thousand dollars ($150,000) shall be forwarded to the Assistant Deputy Comptroller.

(4) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.

(5) The Board, or a designated committee, shall conduct a review, on at least a monthly basis, to determine:

(a)	the status of each criticized asset or criticized portion thereof that equals or exceeds one hundred fifty thousand dollars ($150,000);

(b)	management’s adherence to the program adopted pursuant to this Article;

(c)	the status and effectiveness of the written program; and

(d)	the need to revise the program or take alternative action.

(e)	a copy of each review shall be forwarded to the Assistant Deputy Comptroller on a quarterly basis (in a format similar to Appendix A, attached hereto).

(6) The Bank may extend credit, directly or indirectly, including renewals or extensions to a borrower whose loans or other extensions of credit are criticized in the ROE dated March 31, 2008, or in any subsequent Report of Examination, in any internal or external loan review, or in any list provided to management by the National Bank Examiners during any examination and whose aggregate loans or other extensions exceed one hundred fifty thousand dollars ($150,000) only if each of the following conditions is met:

(a)
the Board or designated committee finds that the extension of additional credit is necessary to promote the best interests of the Bank and that prior to renewing or extending any additional credit, a majority of the full Board (or designated committee) approves the credit extension and records, in writing, why such extension is necessary to promote the best interests of the Bank; and

(b)	a comparison to the written program adopted pursuant to this Article shows that the Board’s formal plan to collect or strengthen the criticized asset will not be compromised.

(7) A copy of the approval of the Board or of the designated committee shall be maintained in the file of the affected borrower.

(8) Within sixty (60) days, the Board shall develop, implement, and thereafter ensure Bank adherence to systems which provide for effective monitoring of:

(a)	early problem loan identification to assure the timely identification and rating of loans and leases based on lending officer submissions;

(b)	statistical records that will serve as a basis for identifying sources of problem loans and leases by industry, size, collateral, division, group, indirect dealer, and individual lending officer;

(c)	previously charged-off assets and their recovery potential; and

(d)	adequacy of credit and collateral documentation.

(9) Beginning September 30, 2008, on a monthly basis management will provide the Board with written reports including, at a minimum, the following information:

(a)	the identification, type, rating, and amount of problem loans and leases;

(b)	the identification and amount of delinquent loans and leases; and

(c)	the identity of the loan officer who originated each loan reported in accordance with subparagraphs (a) and (b) of this Article and Paragraph;

ARTICLE VIII

APPRAISALS OF REAL PROPERTY

(1) Within thirty (30) days, the Board shall engage the services of an independent, professionally certified, or licensed appraiser(s) to provide:

(a)	a written or updated appraisal, in accordance with 12 C.F.R. Part 34, for each parcel of real property that represents primary collateral behind any extension of credit where:

(i)	the scope of the appraisal did not provide an “as-is” value on all construction, conversion and rehabilitation loans that are more than six (6) months delayed; or

(ii)	the loan was criticized in the ROE dated March 31, 2008, or by the Bank’s internal loan review, and the most recent independent appraisal is more than nine (9) months old; or

(iii)	accrued interest or loan fees have been or will be added to the outstanding principal balance, and the most recent independent appraisal is more than nine (9) months old.

(b)	a written appraisal on each parcel of Other Real Estate Owned where it is needed to bring the Bank into conformity with the provisions of 12 C.F.R. Part 34.

(2) The Board shall specifically instruct the appraiser(s) to comply with the requirements of 12 C.F.R. Part 34. The details surrounding any and all other instructions given to the appraiser(s) by the Bank, whether written or oral, shall be provided to the Assistant Deputy Comptroller for review prior to the appraiser(s) undertaking the actual appraisals.

(3) All such appraisals shall be completed within sixty (60) days, and certification by the Board attesting to the completion of the appraisals shall be forwarded to the Assistant Deputy Comptroller within ninety (90) days.

ARTICLE IX

LOAN PORTFOLIO MANAGEMENT

(1) The Board shall, within one hundred twenty (120) days, develop, implement, and thereafter ensure Bank adherence to a written program to improve the Bank’s loan portfolio management. The program shall include, but not be limited to:

(a)	staffing and organizational structure within the credit administration/credit policy department that ensures:

(i)	competent management overseeing this function with the appropriate credit skills and leadership abilities;

(ii)	complete and timely financial analysis including stress testing prior to loan approval and at each annual update; and

(iii)	assignment of appropriate risk ratings at inception and throughout the life of the credit.

(b)	procedures to ensure that extensions of credit are granted, by renewal or otherwise, to any borrower only after obtaining and analyzing current and satisfactory credit information;

(c)	procedures to ensure conformance with loan approval requirements;

(d)	a system to track and analyze exceptions;

(e)	procedures to ensure conformance with Call Report instructions;

(f)	procedures to ensure the accuracy of internal management information systems; and

(g)	procedures to track and analyze concentrations of credit, significant economic factors, and general conditions and their impact on the credit quality of the Bank’s loan and lease portfolios.

(2) Upon completion, a copy of the program shall be forwarded to the Assistant Deputy Comptroller.

(3) Within thirty (30) days, on a monthly basis management will provide the Board with written reports including, at a minimum, the following information:

(a)	credit and collateral documentation exceptions;

(b)	the identification and status of credit related violations of law, rule or regulation; and

(c)	the identification of loans and leases not in conformance with the Bank’s lending and leasing policies, and exceptions to the Bank’s lending and leasing policies.

(4) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program and systems developed pursuant to this Article.

ARTICLE X

LOAN REVIEW CONSULTANT

(1) Within ninety (90) days, the Board shall employ a qualified consultant to perform quarterly asset quality review of the Bank. The consultant shall be utilized until such time as an ongoing internal asset quality review system is developed by the Board, implemented and demonstrated to be effective.

(2) Prior to the appointment or employment of any individual or entering into any contract with a consultant to perform this loan review, the Board shall provide a copy of any contract, agreement or engagement letter regarding the engagement of services for an independent loan review to the Assistant Deputy Comptroller for review prior to the execution of the contract.

(3) Before terminating the consultant’s asset quality review services, the Board shall both certify the effectiveness of the internal asset quality review system, and receive prior written determination of no supervisory objection from the Assistant Deputy Comptroller.

(4) The requirement to submit information and the provisions for prior written determination of no supervisory objection in this Article are based on the authority of 12 U.S.C. § 1818(b) and do not require the Comptroller or the Assistant Deputy Comptroller to complete his/her review and act on any such information or authority within ninety (90) days.

ARTICLE XI

LENDING POLICY

(1) Within one hundred twenty (120) days, the Board shall review and revise the Bank’s written loan policy. In revising this policy, the Board shall refer to “Loan Portfolio Management” booklet of the Comptroller’s Handbook. This policy shall incorporate, but not necessarily be limited to, the following:

(a)	a description of acceptable types of loans;

(b)	a provision that current and satisfactory credit information will be obtained on each borrower;

(c)	maturity scheduling related to the anticipated source of repayment, the purpose of the loan, and the useful life of the collateral;

(d)	maximum ratio of loan value to appraised value or acquisition costs of collateral securing the loan;

(e)	guidelines for the appraisal ordering process that ensure independence;

(f)	guidelines for the scope and quality of appraisals that are in conformance with 12 C.F.R. Part 34 and Interagency Appraisal and Evaluation Guidelines dated October 27, 1994;

(g)	the circumstances in which a re-appraisal of properties is required;

(h)	collection procedures, to include follow-up efforts, that are systematically and progressively stronger;

(i)	a pricing policy that takes into consideration costs, general overhead, and probable loan losses, while providing for a reasonable margin of profit;

(j)	guidelines and limitations for loans originating outside of the Bank’s trade area;

(k)	distribution of loans by category;

(l)	guidelines and limitations on concentrations of credit consistent with Article VI of this Agreement;

(m)	a limitation on the type and size of loans that may be made by loan officers without prior approval by the Board or a committee established by the Board for this purpose;

(n)	measures to correct the deficiencies in the Bank’s lending procedures noted in any ROE;

(o)	guidelines designed to improve Board oversight of the loan approval process, specifically with regard to credits exhibiting significant risk. At a minimum, the policy shall:

(i)	establish dollar limits on extensions of credit to any one borrower, above which the prior approval of the Board, or a committee thereof, would be required;

(ii)
establish dollar limits on aggregate extensions of credit to any one borrower, above which any new extensions of credit to that borrower, regardless of amount, would require the prior approval of the Board, or a committee thereof; and

(iii)
require that all credits which deviate from the Bank’s normal course of business, including all credits which deviate from the Bank’s written strategic plan, receive the prior approval of the Board, or a committee thereof.

(p)	guidelines consistent with Banking Circular 255, setting forth the criteria under which renewals of extensions of credit may be approved. At a minimum the policy shall:

(i)	ensure that renewals are not made for the sole purpose of reducing the volume of loan delinquencies; and

(ii)	provide guidelines and limitations on the capitalization of interest;

(q)
charge-off guidelines, by type of loan or other asset, including Other Real Estate Owned, addressing the circumstances under which a charge-off would be appropriate and ensuring the recognition of losses within the quarter of discovery; and

(r)	guidelines for periodic review of the Bank’s adherence to the revised lending policy.

(2) Upon adoption, the policy shall be implemented, the Board shall thereafter ensure Bank adherence to the policy, and a copy of the policy shall be forwarded to the Assistant Deputy Comptroller for review.

(3) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the policy developed pursuant to this Article.

ARTICLE XII

LIQUIDITY

(1) The Board shall take steps within sixty (60) days and continuously to maintain the liquidity of the Bank to a level that is sufficient to sustain the Bank’s current operations and to withstand any anticipated or extraordinary demand against its funding base. Such actions may include, but are not limited to:

(a)	establishing sub-limits on lines of credit from the Federal Reserve Bank and correspondent banks for contingent funding needs;

(b)           selling assets; and

(c)           injecting additional equity capital.

(2) Within thirty (30) days, the Board shall review the Bank’s liquidity on a monthly basis. Such reviews shall consider:

(a)           the volatility of core deposit accounts;

(b)           a maturity schedule of certificates of deposit, including large uninsured deposits;

(c)           the amount and type of loan commitments and standby letters of credit;

(d)           an analysis of the continuing availability and volatility of present funding sources;

(e)
an analysis of the impact of decreased cash flow from the depreciation in the investment portfolio, sale of loans, or loan participations; and geographic disbursement of and risk from brokered deposits.

ARTICLE XIII

CLOSING

(1) Although the Board has agreed to submit certain programs and reports to the Assistant Deputy Comptroller for review or prior written determination of no supervisory objection, the Board has the ultimate responsibility for proper and sound management of the Bank.

(2) It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Agreement shall in any way inhibit, stop, bar, or otherwise prevent the Comptroller from so doing.

(3) Any time limitations imposed by this Agreement shall begin to run from the effective date of this Agreement. Such time requirements may be extended in writing by the Assistant Deputy Comptroller for good cause upon written application by the Board.

(4) The provisions of this Agreement shall be effective upon execution by the parties hereto and its provisions shall continue in full force and effect unless or until such provisions are amended in writing by mutual consent of the parties to the Agreement or excepted, waived, or terminated in writing by the Comptroller.

(5) This Agreement is intended to be, and shall be construed to be, a supervisory “written agreement entered into with the agency” as contemplated by 12 U.S.C. § 1818(b)(1), and expressly does not form, and may not be construed to form, a contract binding on the Comptroller or the United States. Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under his supervisory powers, including 12 U.S.C. § 1818(b)(1), and not as a matter of contract law. The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract. The Bank also expressly acknowledges that no officer or employee of the Office of the Comptroller of the Currency has statutory or other authority to bind the United States, the U.S. Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller’s exercise of his supervisory responsibilities. The terms of this Agreement, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or prior arrangements between the parties, whether oral or written.

IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller, has hereunto set his hand on behalf of the Comptroller.

/s/ Maryann H. Kennedy	10/1/08
Maryann H. Kennedy	Date
Assistant Deputy Comptroller
Washington, D.C., Metro Satellite Office

IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

/s/ David Bradley	10-1-08
David Bradley	Date

/s/ George A. Cook, III	10-1-08
George A. Cook, III	Date

/s/ Lynne M. Miller	10-1-08
Lynne M. Miller	Date

Sandra C. Ramsey	Date

Douglass V. Reynolds	Date

/s/ Marshall T. Reynolds	Oct 1, 2008
Marshall T. Reynolds	Date

/s/ Patricia G. Shannon	10-1-08
Patricia G. Shannon	Date

/s/ Todd Shell	10/1/2008
Todd Shell	Date

/s/ Joseph L. Williams	Oct. 1, 2008
Joseph L. Williams	Date

APPENDIX A
The Adams National Bank
Washington, D.C.

CRITICIZED ASSET REPORT AS OF:

BORROWER(S):

ASSET BALANCE(S) AND OCC RATING (SM, SUBSTANDARD, DOUBTFUL OR LOSS):

$	CRITICISM

AMOUNT CHARGED OFF TO DATE

FUTURE POTENTIAL CHARGE-OFF

PRESENT STATUS (Fully explain any increase in outstanding balance; include past due status, nonperforming, significant progress or deterioration, etc.):

FINANCIAL AND/OR COLLATERAL SUPPORT (include brief summary of most current financial information, appraised value of collateral and/or estimated value and date thereof, bank’s lien position and amount of available equity, if any, guarantor(s) info, etc.):

PROPOSED PLAN OF ACTION TO ELIMINATE ASSET CRITICISM(S) AND TIME FRAME FOR ITS ACCOMPLISHMENT:
IDENTIFIED SOURCE OF REPAYMENT AND DEFINED REPAYMENT PROGRAM (repayment program should coincide with source of repayment):

Use this form for reporting each criticized asset that exceeds one hundred and fifty thousand dollars ($150,000) and retain the original in the credit file for review by the examiners. Submit your reports quarterly until notified otherwise, in writing, by the Assistant Deputy Comptroller.